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Exhibit 8.1

[VINSON & ELKINS LOGO]

March 14, 2008

MarkWest Energy Partners, L.P.
1515 Arapahoe Street
Tower 2, Suite 700
Denver, Colorado 80202
(303) 925-9200

  RE:
  MARKWEST ENERGY PARTNERS, L.P. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have acted as counsel for MarkWest Energy Partners, L.P. (the "Partnership"), a Delaware limited partnership, and MarkWest Energy GP, L.L.C. (the "General Partner"), a Delaware limited liability company, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-3 to which this opinion is an exhibit (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), regarding the offer and sale by certain unitholders of 7,808,142 common units representing limited partner interests in the Partnership. We have also participated in the preparation of a prospectus (the "Prospectus") contained in the Registration Statement. In connection therewith, we prepared the discussion (the "Discussion") set forth under the caption "Material Tax Consequences" in the Prospectus.

        All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus, qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its General Partner, included in the Discussion, as to which we express no opinion).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act.

                      Very truly yours,

                      /s/ VINSON & ELKINS L.L.P.

                      Vinson & Elkins L.L.P.

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  Exhibit 8.1